UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gulfport Energy Corporation

(Name of Registrant as Specified In Its Charter)

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14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

NOTICE OF 2007 ANNUAL STOCKHOLDERS MEETING and PROXY STATEMENT Wednesday June 13, 2007 10 a.m. local time 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134

April 30, 2007

Dear Gulfport Energy Corporation Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of
Stockholders to be held at 14313 N. May Avenue, Suite 100,
Oklahoma City, Oklahoma 73134 on Wednesday, June 13,
2007, at 10 a.m.

It is important that your shares be represented at the meeting.
Whether or not you plan to attend the meeting, please
complete and return the enclosed proxy card in the
accompanying envelope. Please note that submitting a proxy
will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the enclosed proxy statement. Our 2006
Annual Report to Stockholders is either enclosed with these
materials or has previously been mailed to you.

In addition to the formal items of business to be brought
before the meeting, there will be a report on our operations, followed by a question and answer period. Your interest in
Gulfport Energy Corporation is appreciated. We look forward
to seeing you on June 13, 2007.

Sincerely,

/s/ James D. Palm /s/ Mike Liddell

Chief Executive Officer Chairman of the Board

GULFPORT ENERGY CORPORATION

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2007

To our Stockholders:

The Annual Meeting of Stockholders of Gulfport Energy Corporation will be held on June 13, 2007 at 10 a.m., local time, at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, for the following purposes:

1.	To elect five directors to serve until the Company’s 2008 Annual Meeting of Stockholders;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Your	vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.

Only stockholders of record at the close of business on April 26, 2007, or their proxy holders may vote at the meeting.

By Order of the Board of Directors,

/s/ Michael G. Moore

Chief Financial Officer and Secretary

This notice and proxy statement are first being mailed to stockholders on or about May 4, 2007.

GULFPORT ENERGY CORPORATION

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

PROXY STATEMENT

i

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Gulfport Energy Corporation, which we refer to as “we,” “Gulfport” and “the Company” in this proxy statement, is soliciting your vote at the 2007 Annual Meeting of Stockholders.

What am I voting on?

You are voting on:

•	The election of directors (see page 5);

•	The ratification of Grant Thornton LLP as our independent auditors for 2007 (see page 20); and

•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the proposal to elect nominated directors; and

•	FOR the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2007.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 26, 2007. Each share of common stock is entitled to one vote. As of April 26, 2007, we had 35,079,814 shares of common stock outstanding and entitled to vote, excluding 107,888 shares of our restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 26, 2007, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote.

How many votes are needed to approve each of the proposals?

The five nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all the nominees for director named in this proxy statement.

All other proposals require the affirmative “FOR” vote of a majority of the votes cast. Only votes for or against such other proposals will be counted as votes cast. Abstentions and broker non-votes will not be counted for voting purposes and will have no effect on the result of the vote on such other proposals.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting,

•	Sending our Corporate Secretary a written document revoking your earlier proxy, or

•	Voting again at the meeting.

Who counts the votes?

We have hired UMB Bank, N.A., our transfer agent, to count the votes represented by proxies cast by mail or ballot. Employees of UMB Bank, N.A. will act as inspectors of election.

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The election of directors and the ratification of Grant Thornton LLP as our independent auditors for 2007 are considered routine matters.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For any other proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

What if I return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card and FOR the ratification of Grant Thornton LLP as our independent auditors for 2007.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of our common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to enter the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and our 2006 Annual Report on Form 10-KSB are available on our website at www.gulfportenergy.com.

Board of Directors Information

What is the makeup of the board of directors and how often are the members elected?

Effective April 30, 2007, our board of directors consists of five members who are elected annually. The majority of these directors are independent under the Nasdaq listing standards. Prior to April 30, 2007, our board of directors consisted of seven members. Two of our directors, Mickey Liddell and Dan Noles, resigned effective April 30, 2007, as they did not meet director independence requirements under the Nasdaq listing standards. Under these standards, we were required to have a majority of independent directors on our board no later than May 1, 2007. Prior to that date, we were eligible for the “controlled company” exemption from this requirement provided by the Nasdaq listing standards and applicable one-year transition rules.

What if a nominee is unable or unwilling to serve?

That is not expected to occur. If it does, shares represented by proxies will be voted for a substitute nominated by the board of directors.

How are directors compensated?

Members of our board of directors who are also our officers or employees do not receive compensation for their services as directors.

Equity Compensation

We provide our non-employee directors with equity compensation under our Amended and Restated 2005 Stock Incentive Plan. Our current non-employee directors are Robert E. Brooks, David L. Houston and Scott E. Streller. In February 2006, we granted one of our former non-employee directors, Philip G. Lancaster, nonstatutory stock options to purchase 40,000 shares of our common stock at an exercise price of $12.17, an amount equal to the fair market value of our common stock on the February 14, 2006, which grant was made in connection with his appointment to our board of directors. On August 11, 2006, these 40,000 options were cancelled in connection with his resignation and Mr. Lancaster was issued 6,666 shares of our restricted common stock, which were fully vested upon issuance. In August 2006, we granted another director, Scott E. Streller, 6,666 shares of our restricted common stock in connection with his appointment to our board of directors, which shares vest in 36 substantially equal monthly installments beginning on the date of grant. Unvested options to purchase our common stock held by Messrs. Brooks and Houston vest in five substantially equal annual installments beginning on the first anniversary of the date of grant and have ten-year terms from the date of grant. Further details regarding our director compensation in 2006 are set forth under the heading “2006 Director Compensation” below.

Cash Compensation

We pay our non-employee directors a monthly retainer of $1,000 and a per meeting attendance fee of $500 and reimburse all ordinary and necessary expenses incurred by non-employee directors in the conduct of our business.

Insurance and Indemnification Contracts

We provide liability insurance for our directors and officers at a current annual cost of approximately $235,000 and have contractual indemnification arrangements with our directors and certain of our officers under which we agree, in certain circumstances, to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers of the Company.

How often did the board of directors meet in 2006?

The board of directors met five times in 2006. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. Each director attended at least 75% of the aggregate meetings of the board of directors and the meetings of the committees on which he served.

Election of Directors and Director Biographies

(Proposal 1 on the Proxy Card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2007 Annual Meeting of Stockholders and until each such director’s successor is elected are:

MIKE LIDDELL, age 53. Mr. Liddell has served as a director of our company since July 1997 and as Chairman of the Board of our company since July 1998. Mr. Liddell served as Chief Executive Officer of our company from April 1998 to December 2005 and President of our company from July 2000 to December 2005. In addition, Mr. Liddell served as Chief Executive Officer of DLB Oil & Gas, Inc., a publicly held oil and natural gas company, from October 1994 to April 1998, and as a director of DLB Oil & Gas from 1991 through April 1998. From 1991 to 1994, Mr. Liddell was President of DLB Oil & Gas. From 1979 to 1991, he was President and Chief Executive Officer of DLB Energy. Mr. Liddell has served since May 2005 as Chairman of the Board and a director of Bronco Drilling Company, Inc., a provider of contract land drilling services. Since November 2006, Mr. Liddell has served as Chairman of the Board of Diamondback Energy Services, Inc. Mr. Liddell received a Bachelor of Science degree in education from Oklahoma State University.

ROBERT E. BROOKS, age 60. Mr. Brooks has served as a director of our company since July 1997. Mr. Brooks is currently President of Delphi Oil & Gas, Inc. From 1997 to 2002, Mr. Brooks was a partner with Brooks Greenblatt, a commercial finance company located in Baton Rouge, Louisiana that was formed by Mr. Brooks in July 1997. Mr. Brooks is a Certified Public Accountant and was Senior Vice President in charge of Asset Finance and Managed Assets for Bank One, Louisiana between 1993 and July 1997. Mr. Brooks received his Bachelor of Science degree from Purdue University in mechanical engineering in 1969. Mr. Brooks obtained graduate degrees in finance and accounting from the Graduate School of Business at the University of Chicago in 1974.

DAVID L. HOUSTON, age 54. Mr. Houston has served as a director of our company since July 1998. Since 1991, Mr. Houston has been the principal of Houston & Associates, a firm that offers life and disability insurance, compensation and benefits plans and estate planning. Mr. Houston has served as a director of Bronco Drilling Company since May 2005. Mr. Houston is a nominee to serve as director of Windsor Energy Resources upon completion of its initial public offering. Prior to 1991, Mr. Houston was President and Chief Executive Officer of Equity Bank for Savings, F.A., an Oklahoma-based savings bank. Mr. Houston currently serves on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, and is the former chair of the Oklahoma State Ethics Commission and the Oklahoma League of Savings Institutions. Mr. Houston received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University.

JAMES D. PALM, age 62. Mr. Palm has served as a director of our company since February 2006 and as Chief Executive Officer of our company since December 2005. Prior to joining our company, Mr. Palm pursued oil and gas investments primarily in Oklahoma, the Texas Panhandle and Kansas as the manager and owner of Crescent Exploration, LLC, a company he founded in 1995. Mr. Palm currently serves as a member of the Industry Advisory Committee of the Oklahoma Corporation Commission. From October 2001 through October 2003, Mr. Palm served as the Chairman of the Oklahoma Energy Resources Board. From 1997 through 1999, Mr. Palm served as the President of the Oklahoma Independent Petroleum Association. Mr. Palm received a Bachelor of Science degree in Mechanical Engineering in 1968, and a Masters in Business Administration in 1971, both from Oklahoma State University.

SCOTT E. STRELLER, age 39. Mr. Streller has served as a director of our company since August 2006. Since April 1993, Mr. Streller has operated an insurance agency for Farmer’s Insurance and Farmer’s Financial Solutions.

Mr. Streller received a Master’s degree in Athletic Administration from Oklahoma State University and a Bachelor of Business Administration degree in Business Management from the University of Central Oklahoma.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

What are the committees of the Board?

Our board of directors has the following committees:

Committee	Members	Principal Functions	Number of Meetings in 2006
Audit	David L. Houston* Robert E. Brooks Scott E. Streller

•     Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.

•     Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•     Monitors our compliance with legal and regulatory requirements.

•     Establishes procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•     Reviews and approves related party transactions.

•     Appoints, determines compensation, evaluates and terminates our independent auditors.

•     Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•     Prepares the report required by the SEC for the inclusion in our annual proxy statement.

•     Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.

4
Compensation	Scott E. Streller David L. Houston*

•     Oversees and administers our executive compensation policies, plans and practices.

•     Assists the board of directors in discharging its responsibilities relating to the compensation of our executives, including our chief executive officer, and other key employees.

•     Administers our equity-based compensation plans, including the grants of stock options, restricted stock awards and other equity awards under such plans.

•     Makes recommendations to the board with respect to incentive compensation.

•     Conducts annual performance evaluation of the committee.

•     Reviews disclosure related to executive compensation in our proxy statement.

•     Reviews and reassesses the adequacy of the compensation committee charter.

—

Committee	Members	Principal Functions	Number of Meetings in 2006
Nominating	Robert E. Brooks David L. Houston Scott E. Streller*

• Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of directors.

• Selects and recommends director candidates to the board of directors to be submitted for election at the Annual Meeting and to fill any vacancies on the board of directors.

• Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees;.

• Reviews and recommends to the board of directors appropriate corporate governance polices and procedures for our company.

• Conducts an annual assessment of the qualifications and performance of the Board.

• Annually reviews and reports to the board of directors on the performance of management.

• Reviews and reassesses the adequacy of the nominating committee charter.

—**

  * Committee Chairperson

** Our nominating committee was formed in April 2007. Prior to that date, we relied on the “controlled company exemption” provided by the Nasdaq listing standards and applicable transition rules and were not required to have a nominating and corporate governance committee composed entirely of independent directors and written charters addressing specified matters until May 1, 2007.

Do the committees have written charters?

Yes. The charters for our Audit Committee, Compensation Committee and Nominating Committee can be found on our website at www.gulfportenergy.com under the “Corporate Governance” caption. You may also obtain copies of these charters, as well as our Code of Business Conduct and Ethics, which is described below, by writing to Benjamin E. Russ, our general counsel, at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.

Corporate Governance Matters and Communications with the Board

Who are our independent directors?

The board of directors has determined that Robert Brooks, David L. Houston and Scott E. Streller meet the standards regarding independence set forth in the Nasdaq listing standards and are free of any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

Our board of directors has determined that each member of the Audit Committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law. In addition, our board of directors has determined that each current member of the Audit Committee is financially literate under the Nasdaq listing standards and that Mr. Houston, who serves as the Chairman of the Audit Committee, qualifies as the “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors have also determined that each member of the Compensation Committee and the Nominating Committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code and a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Do our non-management directors meet separately without management?

Our non-management directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors. During 2006, our non-management directors did not meet.

How can I communicate with the board of directors?

Individuals may communicate with our board of directors or individual directors by writing to our Corporate Secretary, Michael G. Moore, at Gulfport Energy Corporation, 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134. Our corporate secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, relates to the functions of our board of directors or the compensation committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

Do directors attend the Annual Meeting?

Prior to May 2006, we were a “controlled company” under the Nasdaq listing standards and stockholder action was generally taken by written consent. As a result, this will be our first Annual Meeting of Stockholders. Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer and all senior financial officers. Our Code of Business

Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website under the “Investor Relations—Corporate Governance” caption.

Nominating Process For Directors

The Nominating Committee is comprised of three non-employee directors, all of whom are independent under Nasdaq listing standards. The Committee identifies, investigates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management.

Potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of our board of directors and the evolving needs of our stockholders businesses. It is the policy of our board of directors that at all times at least a majority of its members meets the standards of independence promulgated by Nasdaq and the SEC, and that all members reflect a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, leadership and oil and gas related industries sufficient to provide sound and prudent guidance with respect to our stockholders’ operations and interests. We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings.

Our board of directors will consider stockholder nominations for director candidates upon written submission of such recommendation to our corporate secretary along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, such nominee’s written consent to serving as a director if elected and being named in the proxy or information statement and certain information regarding the status of the stockholder submitting the recommendation, all in the manner required by our amended and restated bylaws and the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our board of directors at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our board of directors.

Our board of directors may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our board of directors will seek to achieve a balance of knowledge, experience and capability on the board. Our board of directors uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by current board members, professional search firms and other persons. After completing its evaluation, our board of directors approves the final slate of director nominees.

Our Nominating Committee approved the director nominees submitted for election at this Annual Meeting. Prior to the formation of our Nominating Committee in April 2007, these functions were performed by our full board of directors.

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight for the Company’s financial reporting functions and internal control systems. The Audit Committee is currently comprised of three non-employee directors who satisfy the requirements under the Nasdaq listing standards as to independence and financial literacy. The board of directors has determined that at least one member, David L. Houston, is an audit committee financial expert as defined by the SEC. The specific responsibilities of the Audit Committee are set forth in its written charter.

Management is responsible for the preparation and presentation of the audited financial statements, establishment and maintenance of our disclosure controls and procedures and our internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of our financial statement in accordance with GAAP and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee this process.

The following report summarizes certain of the Audit Committee’s activities in this regard during the year 2006.

Review with Management. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2006.

Discussions with Independent Auditing Firm. The Audit Committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with that firm its independence from the Company.

Recommendation to the board of directors. Based on its review and discussions noted above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

THE AUDIT COMMITTEE

David L. Houston, Chairman

Robert E. Brooks

Scott E. Streller

Executive Compensation

The Compensation Committee of the board of directors is charged with administering the Company’s executive compensation programs. The Compensation Committee is composed solely of independent, non-employee directors.

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer and our two other highest paid executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James D. Palm(3)	2006	$200,000	$24,000	—	$336,738	$24,440	$585,178
Chief Executive Officer and President

Mike Liddell(4)	2006	$239,716	—	—	$149,967	$21,607	$411290
Chairman of the Board

Michael G. Moore	2006	$210,875	$100,000	$42,976	$29,942	$21,132	$404,925
Vice President, Chief Financial Officer and Secretary(5)

(1)	The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of awards of stock options and restricted stock to the named executive officers as indicated in such columns and were calculated in accordance with the provisions of SFAS 123(R). These amounts were calculated using certain assumptions, as set forth in Note 8 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-KSB, filed with the SEC on April 2, 2007. These amounts may include amounts from awards granted in and prior to 2006.
(2)	Amounts for Mr. Liddell include our matching 401(k) plan contributions of $14,383 and life insurance premium payments of $7,225. Amounts for Mr. Palm include our matching 401(k) plan contributions of $13,440 and director compensation fees of $11,000. The amount for Mr. Moore represents our matching 401(k) plan contributions.
(3)	Mr. Palm joined us as Chief Executive Officer in December 2005 with an annual salary of $200,000. Mr. Palm’s options vest in 36 substantially equal monthly installments beginning on the date of grant.
(4)	Mr. Liddell resigned as our Chief Executive Officer and President in December 2005 but remains our Chairman of the Board and a Director. Mr. Liddell’s options vest in five substantially equal annual installments beginning on the first anniversary of the date of grant.
(5)	Restricted stock awards held by Mr. Moore vest in approximately 36 substantially equal monthly installments. The vesting schedule for Mr. Moore’s options is discussed under the heading “Outstanding Equity Awards at 2006 Fiscal Year-End” below.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information concerning equity awards outstanding for our principal executive officer and our two other highest paid executive officers at December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
James D. Palm	72,222	127,778	(2)		$11.20	12/1/2015	—		—
Mike Liddell	—	365,816	(3)		$3.36	1/24/2015	—		—
Michael G. Moore	2,000 8,333	8,000 11,667	(3) (2)	$ $	3.36 9.07	1/24/2015 9/9/2015	16,528 —	(4)	$224,616 —

(1)	Market value of shares or units that have not vested is based on the closing price of $13.59 per share of our common stock on The NASDAQ Global Select Market on December 29, 2006, the last trading day of 2006.
(2)	Options vest in 36 substantially equal monthly installments. The option expiration date reflects the tenth anniversary from the date of grant.

(3)	Options vest in five substantially equal annual installments beginning on the first anniversary of the date of grant. The option expiration date reflects the tenth anniversary from the date of grant.
(4)	Restricted stock awards vest in approximately 36 substantially equal monthly installments.

2006 DIRECTOR COMPENSATION

The following table contains information with respect to 2006 compensation of our directors who served in such capacity during that year, except that the 2006 compensation of those directors who are also our named executive officers is disclosed in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)
Robert E. Brooks	12,000	—	6,559	(2)	18,559
David L. Houston	14,000	—	6,559	(2)	20,559
Philip G. Lancaster	8,000	—	175,930	(3)	183,930
Mickey Liddell	12,000	—	6,559	(2)	18,559
Dan Noles	12,500	—	6,559	(2)	19,059
Scott E. Streller(4)	4,500	11,138	—		15,638

(1)	The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of awards of stock options and restricted stock to the directors as indicated in such columns and were calculated in accordance with the provisions of SFAS 123(R). These amounts were calculated using certain assumptions, as set forth in Note 8 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-KSB, filed with the SEC on April 2, 2007. These amounts may include amounts from awards granted in and prior to 2006.
(2)	Options vest in five substantially equal annual installments beginning on the first anniversary of the date of grant.
(3)	In February 2006, we granted Mr. Lancaster, nonstatutory stock options to purchase 40,000 shares of our common stock at an exercise price of $12.17, an amount equal to the fair market value of our common stock on the February 14, 2006, which grant was made in connection with his appointment to our board of directors. On August 11, 2006, these 40,000 options were cancelled in connection with his resignation and Mr. Lancaster was issued 6,666 shares of our restricted common stock, which were fully vested upon issuance. As the fair value of these shares of restricted stock was less than the fair value of the cancelled options, the fair value of the original option award was recognized in 2006 in accordance with SFAS 123(R).
(4)	Mr. Streller joined us as a director on August 15, 2006. Mr. Steller’s restricted stock awards vest in 36 substantially equal monthly installments beginning on the date of grant.

Retirement Plans

401(k) Plan.

We maintain a retirement savings plan, or a 401(k) Plan, for the benefit of our eligible employees who have attained the age of 18. Currently, employees may elect to defer their compensation up to the statutorily prescribed limit. No later than March 15th of each year, we make a safe harbor contribution equal to 3% of each eligible employees gross annual compensation for the prior calendar year. We also have the ability to make an additional, discretionary contribution based on each eligible employee’s gross annual compensation for the prior calendar year. Both contributions are made, regardless of employee’s deferrals into the plan. For 2006, we made a safe harbor and discretionary contribution totaling six percent for eligible employees. All contributions made by us on behalf of an employee are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

Amended and Restated 2005 Stock Incentive Plan

Our Amended and Restated 2005 Stock Incentive Plan was adopted to enable us, and any of our affiliates, to attract and retain the services of the types of employees, consultants and directors who will contribute to our long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of our stockholders. The plan provides a means by which eligible recipients of awards may be given an opportunity to benefit from increases in value of our common stock through the granting of incentive stock options, nonstatutory stock options, restricted awards, performance awards and stock appreciation rights. Our board of directors, or a committee of the board of directors, serves as the plan administrator.

Eligible award recipients are employees, consultants and directors of ours and our affiliates. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors. The shares that may be issued pursuant to awards consist of our authorized but unissued common stock, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards under the plan, including incentive stock options, may not exceed 3,000,000 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In 2006, we granted a total of 20,000 shares of restricted stock to Mike Moore, our Vice President and Chief Financial Officer, of which 5,000 were granted on May 16, 2006 and 15,000 were granted on August 17, 2006. The awards vest in approximately 36 substantially equal monthly installments. As of April 26, 2007, 853,613 shares were issuable upon exercise of outstanding options and 107,888 shares of restricted common stock had been granted under this plan. There were 1,265,673 shares available for future grants under this plan.

In the event of significant corporate transaction involving a change of control of our company, such as a dissolution or liquidation of us, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale in one or a series of related transactions, of all or substantially all of our assets or a merger, consolidation, or reverse merger in which we are not the surviving entity, then all outstanding stock awards under the Amended and Restated 2005 Stock Incentive Plan may, in the sole discretion of the plan administrator, be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards. In the event an award would be cancelled without consideration paid to the extent vested, the award recipient may exercise the award in full or in part for a period of ten days.

2006 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2006, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)(2)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	1,060,565	$5.54	1,282,062
Equity compensation plans not approved by security holders	—	—	—

(1)	Refers to our Amended and Restated 2005 Stock Incentive Plan and our 1999 Stock Option Plan.
(2)	Includes outstanding restricted stock grants of 93,332 shares.

Employment Agreements

What are the terms of the employment agreements with our executive officers?

In May 1999, we entered into an employment agreement with Mike Liddell. The agreement had an initial five-year term and automatically renews for successive one-year terms thereafter. The agreement provides for an annual base salary of $200,000, adjusted for cost of living increases. Upon termination of Mr. Liddell’s employment by us without cause, Mr. Liddell is entitled to receive twelve months of his then current base salary, and all of his then unexercisable options will become exercisable. The agreement also restricts Mr. Liddell’s use or disclosure of any of our confidential information during the term of the agreement and for a period of five years thereafter.

We entered into an oral agreement with James D. Palm with respect to his compensation and benefits, pursuant to which Mr. Palm is entitled to an annual salary of $200,000 and, at the discretion of our board of directors, an annual cash incentive bonus. Mr. Palm is also eligible to participate in all insurance, retirement and benefits plans available to our other employees.

Stock Ownership

Holdings of Major Stockholders

The following table sets forth certain information regarding the beneficial ownership as of April 30, 2007 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDERS TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owners		Percent of Class
Charles E. Davidson 411 W. Putnam Avenue Greenwich, CT 06830	14,535,435	(2)	41.3%

Luxor Capital Group 599 Lexington Avenue, 35th Floor New York, New York 10153	2,969,074	(3)	8.4%

Southpoint Capital Advisor, LP 237 Park Avenue, Suite 900 New York, New York 10017	2,838,271	(4)	8.1%

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are exercisable as of April 30, 2007, or exercisable within 60 days of April 30, 2007, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 35,187,702 shares of common stock outstanding as of April 30, 2007, which includes 107,888 shares of restricted common stock awarded under our Amended and Restated 2005 Stock Incentive Plan. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options that are not exercisable as of April 30, 2007, or exercisable within 60 days of April 30, 2007.
(2)	Based on a Schedule 13D/A filed with the SEC on February 5, 2007, by CD Holding Company, LLC and Charles E. Davidson. Includes 13,724,478 shares of common stock held by CD Holdings, L.L.C. and 810,957 shares of common stock held in an IRA for Mr. Davidson. Mr. Davidson is the manager and a member of CD Holdings, L.L.C. Mr. Davidson is the Chairman and controlling member of Wexford Capital LLC.
(3)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007, by Luxor Capital Partners, LP, LCG Select, LLC, Luxor Capital Partners Offshore, Ltd., Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone. Luxor Capital Partners, LP, Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Mr. Leone share voting and dispositive power over 891,940 shares of common stock held by Luxor Capital Partners, LP. LCG Select, LLC, Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Mr. Leone share voting and dispositive power over 131,685 shares of common stock held by LCG Select, LLC. Luxor Capital Partners Offshore, Ltd., Luxor Capital Group, LP, Luxor Management, LLC and Mr. Leone share voting and dispositive power over 1,159,543 shares of common stock held by Luxor Capital Partners Offshore, Ltd. LCG Select Offshore, Ltd. , Luxor Capital Group, LP, Luxor Management, LLC and Mr. Leone share voting and dispositive power over 686,845 shares held by LCG Select Offshore, Ltd. Luxor Capital Group, LP, Luxor Management, LLC and Mr. Leone share voting and dispositive power over 99,061 shares held in accounts managed by Luxor Capital Group, LP. Luxor Capital Group, LP is the Investment Manager of Luxor Capital Partners, LP, LCG Select, LLC and Luxor Capital Partners Offshore, Ltd. Luxor Management, LLC is the general partner of Luxor Capital Group, LP, and Mr. Leone is the managing member of Luxor Management, LLC. LCG Holdings, LLC is the general partner of Luxor Capital Partners, LP and LCG Select, LLC and Mr. Leone is the managing member of LCG Holdings, LLC. Luxor Capital Partners Offshore, Ltd. and LCG Select Offshore, Ltd. are entities organized in the Cayman Islands.
(4)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007, on behalf of Southpoint Capital Advisors LLC, a Delaware limited liability company, Southpoint GP, LLC, a Delaware limited liability company, Southpoint Capital Advisors LP, a Delaware limited partnership, Southpoint GP, LP, Robert W. Butts and John S. Clark II. Southpoint Capital Advisors LP, Southpoint GP LP, Southpoint Capital Advisors LLC, Southpoint GP LLC, Robert W. Butts and John S. Clark II have sole voting and dispositive power over 2,838,271 shares of common stock. Southpoint Capital Advisors LLC is the general partner of Southpoint Capital Advisors LP. Southpoint GP LLC is the general partner of Southpoint GP, LP. Southpoint GP, LP is the general partner of Southpoint Fund LP, a Delaware limited partnership, Southpoint Qualified Fund LP, a Delaware limited partnership, and Southpoint Offshore Operating Fund, LP, a Cayman Islands exempted limited partnership. Southpoint Offshore Fund, Ltd., a Cayman Island exempted company, is also a general partner of the Southpoint Offshore Operating Fund, LP.

Holdings of Officers and Directors

The following table sets forth certain information regarding the beneficial ownership as of April 30, 2007 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Mike Liddell(2)	1,430,431	4.1%
Robert E. Brooks(3)	28,000	*
David L. Houston(4)	28,000	*
Scott E. Streller(5)	6,666	*
James D. Palm(6)	105,556	*
Michael G. Moore(7)	35,667	*
Directors and Executive Officers as a Group (6 persons)	1,634,320	4.6%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are exercisable as of April 30, 2007, or exercisable within 60 days of April 30, 2007, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 35,187,702 shares of common stock outstanding as April 30, 2007, which includes 107,888 shares of restricted common stock awarded under our Amended and Restated 2005 Stock Incentive Plan. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options that are not exercisable as of April 30, 2007, or exercisable within 60 days of April 30, 2007.
(2)	Includes (i) 650,178 shares of our common stock held by Mr. Liddell directly, (ii) 694,081 shares of our common stock held by Liddell Investments LLC, an entity controlled by Mr. Liddell, of which shares Mr. Liddell may be deemed to be the beneficial owner, (iii) 86,172 shares of our common stock held in trust for the benefit of Mr. Liddell’s daughters, of which Mr. Liddell’s spouse serves as the trustee and of which Mr. Liddell may be deemed to be the beneficial owner. Excludes (i) options to purchase 274,362 shares of our common stock, none of which are exercisable within 60 days of April 30, 2007, and (ii) 529,048 shares of our common stock held in trust for the benefit of Mr. Liddell’s nieces. Mr. Liddell serves as the trustee of the trust for the benefit of his nieces and may be deemed to be the beneficial owner of shares held in such trust. Mr. Liddell disclaims the beneficial ownership of 615,220 shares held in the two trusts referenced above.
(3)	Includes options to purchase 28,000 shares of our common stock, all of which are exercisable within 60 days of April 30, 2007. Excludes options to purchase 12,000 shares of our common stock, none of which are exercisable within 60 days of April 30, 2007.
(4)	Includes options to purchase 28,000 shares of our common stock, all of which are exercisable within 60 days of April 30, 2007. Excludes options to purchase 12,000 shares of our common stock, none of which are exercisable within 60 days of April 30, 2007.
(5)	Includes 6,666 shares of our restricted common stock, granted on August 17, 2006 under our Amended and Restated 2005 Stock Incentive Plan, which shares vest in 36 equal monthly installments beginning on the date of grant.
(6)	Includes options to purchase 105,556 shares of our common stock, all of which are exercisable within 60 days of April 30, 2007. Excludes options to purchase 94,444 shares of our common stock, none of which are exercisable within 60 days of April 30, 2007.
(7)	Includes (i) options to purchase 15,667 shares of our common stock, all of which are exercisable within 60 days of April 30, 2007 and (ii) 20,000 shares of our restricted common stock, of which 5,000 were granted on May 16, 2006 and 15,000 were granted on August 17, 2006, in each instance under our Amended and Restated 2005 Stock Incentive Plan, which shares vest in approximately 36 substantially equal monthly installments. Excludes options to purchase 14,333 shares of our common stock, none of which are exercisable within 60 days of April 30, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our officers and directors, all Section 16(a) reports for the year ended December 31, 2006 applicable to our officers and directors and such other persons were filed on a timely basis.

Certain Relationships and Related Transactions

Effective April 1, 2005, we entered into an administrative services agreement with Bronco Drilling Company, Inc., which we refer to as Bronco, which was amended on January 1, 2006 and terminated effective April 1, 2006. Under the amended agreement, our services for Bronco included accounting, human resources, legal and technical support. In return for the services rendered by us, Bronco paid us an annual fee of approximately $150,000, payable in equal monthly installments during the term of the agreement. In addition, Bronco leased approximately 2,500 square feet of office space from us for which it paid an annual rent of approximately $44,000, payable in equal monthly installments. The services provided to Bronco and the fees for such services could be amended by mutual agreement of the parties. The administrative services agreement had a three-year term, and upon expiration of that term the agreement would continue on a month-to-month basis until cancelled by either party with at least 30 days prior written notice. The administrative services agreement was terminable (1) by Bronco at any time with at least 30 days prior written notice to us and (2) by either party if the other party was in material breach and such breach has not been cured within 30 days of receipt of written notice of such breach. We were reimbursed approximately $49,000 in consideration for those services during the year ended December 31, 2006. As of December 31, 2006, no amounts were owed to us by Bronco. Two of our directors, Mike Liddell and David L. Houston, are also directors of Bronco and Mr. Liddell serves as chairman of Bronco. Wexford Capital LLC is the sole manager of Bronco Drilling Holdings, L.L.C., which beneficially owned 31% of the common stock of Bronco as of December 31, 2006 but beneficially owned less than 1% of the common stock of Bronco as of March 31, 2007. Charles E. Davidson, one of our principal stockholders, is the Chairman of Wexford Capital LLC.

Effective September 29, 2006, we entered into an administrative services agreement with Diamondback Energy Services LLC, which we refer to as Diamondback. Under the agreement, our services for Diamondback include accounting, human resources, legal and technical support. The services provided to Diamondback and the fees for such services can be amended by mutual agreement of the parties. The administrative services agreement has a three-year term, and upon expiration of that term the agreement will continue on a month-to-month basis until cancelled by either party with at least 30 days prior written notice. The administrative services agreement is terminable (1) by Diamondback at any time with at least 30 days prior written notice to us and (2) by either party if the other party is in material breach and such breach has not been cured within 30 days of receipt of written notice of such breach. We were reimbursed approximately $823,000 for services provided under this agreement during the year ended December 31, 2006. Our Chairman of the Board, Mike Liddell, is also the Chairman of the Board of Diamondback. One of our directors, Scott Streller, is also a director nominee of Diamondback. In addition, Wexford Capital LLC indirectly controls Diamondback.

Effective July 22, 2006, we entered into an administrative services agreement with Great White Energy Services LLC, which we refer to as Great White. Under the agreement, our services for Great White include accounting, human resources, legal and technical support. The services provided to Great White and the fees for such services can be amended by mutual agreement of the parties. The administrative services agreement has a three-year term, and upon expiration of that term the agreement will continue on a month-to-month basis until cancelled by either party with at least 30 days prior written notice. The administrative services agreement is terminable (1) by Great White at any time with at least 30 days prior written notice to us and (2) by either party if the other party is in material breach and such breach has not been cured within 30 days of receipt of written notice of such breach. We were reimbursed approximately $2,222,000 for services provided under this agreement during the year ended December 31, 2006. Great White is controlled by Wexford Capital LLC.

In addition, our personnel help manage the assets and operations of certain of our other affiliates. In return for these services, we are reimbursed for our dedicated employee time, office space and general and administrative costs based upon the pro rata share of time our employees spend performing these services. In 2006, we received payments from these affiliates, excluding Bronco, Diamondback and Great White, for such services and overhead totaling approximately $9,644,000.

We contract with Athena Construction, L.L.C. to provide barge services in our West Cote Blanche Bay field located along the Louisiana Gulf Coast. In January 31, 2006, Athena was acquired by an entity controlled by Wexford Capital LLC. For the period beginning January 31, 2006 and ended December 31, 2006, we paid Athena $3,387,000 for such services.

In February 2005, but effective as of December 1, 2004, we acquired an interest in the Marquiss field, an approximately 9,500 net acre coalbed methane play in Campbell County, Wyoming. Windsor Energy Group, LLC, an entity controlled by Wexford Capital LLC, was the operator of this field. At December 31, 2006, we owed Windsor Energy Group approximately $225,000 related to operation of this field. Our interest in the Marquiss field was sold in February 2007.

During 2005, we purchased a 23.5% ownership interest in Tatex Thailand II, LLC, or Tatex, at a cost of $2,400,000. The remaining interests in Tatex are owned by other entities controlled by Wexford Capital LLC. Tatex, a non-public entity, holds 85,122 of the 1,000,000 outstanding shares of APICO, LLC, or APICO, an international oil and gas exploration company. APICO has a reserve base located in Southeast Asia through its ownership of concessions covering three million acres which includes the Phu Horm Field. During 2006, we paid $964,000 in cash calls in respect of our investment in Tatex.

During 2005, we purchased a 20% ownership interest in Windsor Bakken, LLC, or Bakken. The remaining interests in Bakken are owned by other entities controlled by Wexford Capital LLC. In 2006, Bakken acquired leases on undeveloped acreage in the Williston Basin areas of western North Dakota and eastern Montana. During 2006, we paid $1,416,000 in respect of our interest in Bakken.

During the third quarter of 2006, we purchased a 25% interest in Grizzly Oils Sands ULC, or Grizzly, a Canadian unlimited liability company, for approximately $8.2 million. The remaining interests in Grizzly are owned by other entities controlled by Wexford Capital LLC. During 2006, Grizzly acquired leases in the Athabasca region located in the Alberta Province near Fort McMurray within a few miles of other existing oil sands projects. Grizzly has commenced drilling of core holes for feasibility of oil production in three separate lease blocks but has not commenced development of operations. As of December 31, 2006, our net investment in Grizzly was $8,465,000.

Proposal to Ratify the Appointment of Our Independent Auditors

(Item 2 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2007. The Audit Committee has appointed Grant Thornton to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton for fiscal 2006 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports and other services as described below.

How much were the independent auditors paid in 2005 and 2006?

Grant Thornton’s fees for professional services totaled $137,900 for 2005 and $207,758 for 2006. Grant Thornton’s fees for professional services included the following:

•

Audit Fees – aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and accounting consultations were $136,903 in 2005 and $207,189 in 2006.

•

Audit-Related Fees – aggregate fees for audit-related services, consisting of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations, were $997 in 2005 and $569 in 2006.

•	Tax and All Other Fees – there were no tax or other fees for products or services provided by Grant Thornton in addition to the services described above in 2005 or 2006.

Does the Audit Committee approve the services provided by Grant Thornton?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton LLP in fiscal 2005 and 2006 were pre-approved by our audit committee. No non-audit services were provided to us by Grant Thornton in 2005 or 2006.

Will a representative of Grant Thornton LLP be present at the meeting?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

Has Grant Thornton LLP always served as Gulfport’s independent auditors?

Grant Thornton has served as our independent auditors since 2005. Prior to that time, Hogan & Slovacek served as our independent auditors. On February 9, 2005, we dismissed Hogan & Slovacek as our independent registered public accounting firm. The Audit Committee participated in and approved the decision to change our independent registered public accounting firm.

Hogan & Slovacek’s audit reports for the fiscal years ended December 31, 2002 and December 31, 2003, contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal year beginning January 1, 2005 and through February 9, 2005, there had been no disagreements between us and Hogan & Slovacek on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Hogan & Slovacek would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2003 and December 31, 2004 and through February 9, 2005, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-B.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2007.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including the nomination of directors, at the 2008 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than December 31, 2007.

Stockholders who wish to propose a matter for action at the 2008 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our by-laws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 12, 2008 and March 14, 2008. You can obtain a copy of our by-laws by writing the Corporate Secretary at the address below, or via the Internet at www.gulfportenergy.com under our “Corporate Governance” caption.

All written proposals should be directed to Michael G. Moore, Corporate Secretary, Gulfport Energy Corporation, 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Corporate Secretary at the address provided above and include the information required by our by-laws and discussed on page 10 of this proxy statement.

Availability of Form 10-KSB and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Director of Stockholder Relations, Gulfport Energy Corporation, 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134 or via the Internet at www.gulfportenergy.com. We will furnish the exhibits to our Annual Report on Form 10-KSB upon payment of our copying and mailing expenses.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you would like to receive your own set of the annual report and proxy statement this year or in future years, follow the instructions described below. Similarly, if you share an address with another Gulfport stockholder and together both of you would like to receive in the future only a single annual report and proxy statement, follow these instructions:

•

If your shares of our common stock are registered in your own name, please contact our transfer agent, UMB Bank, N.A., and inform them of your request by calling their toll-free number: (800) 884-4225 or by mail: 928 Grand Blvd., 5th Floor, Kansas City, MO 64106.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

Other Matters

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

Gulfport Energy Corporation

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Mike Liddell, James D. Palm and Michael G. Moore (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gulfport Energy Corporation (the “Company”) to be held on June 13, 2007 at 10:00 a.m. Oklahoma City time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the 2007 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side.)

Ù Detach here from proxy voting card. Ù

GULFPORT ENERGY CORPORATION

	FOR all nominees listed (except as withheld) ☐	WITHHOLD AUTHORITY to vote for nominees listed ☐
Proposal 1 - ELECTION OF DIRECTORS

01 Mike Liddell	☐	☐

02 Robert E. Brooks	☐	☐

03 David L. Houston	☐	☐

04 James D. Palm	☐	☐

05 Scott E. Streller	☐	☐

Proposal 2 - Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

Signature                                                     Signature, if held jointly                                                             Dated                     , 2007

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Proxy – Gulfport Energy Corporation.

You are cordially invited to attend the Annual Meeting of Stockholders

To be held on June 13, 2007, at

10:00 a.m. Oklahoma City time, at

14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.